Exhibit 99.1
news release

Contacts:
Media Inquiries	Investor Inquiries
Robert Guenther	Sujal Shah
610-712-1514 (office)	610-712-5471 (office)
rguenther@agere.com	sujal@agere.com
AGERE SYSTEMS REPORTS FIRST FULL YEAR OF GAAP PROFITABILITY
FOR RELEASE: TUESDAY, OCTOBER 31, 2006
     ALLENTOWN, Pa. — Agere Systems (NYSE: AGR) today reported GAAP net income of $20 million, or $0.12 per share, for the fiscal year ended September 30, 2006, compared to a GAAP net loss of $8 million, or $0.04 per share, for fiscal 2005. The results represent the first fiscal year that Agere has been profitable on a GAAP basis.
     Richard Clemmer, President and CEO of Agere, said, “Our results for fiscal 2006 mark Agere’s first full-year profit as a public company. This milestone in financial performance demonstrates that we are executing on our turnaround strategy. With our first profitable year behind us, we have established a firm foundation for Agere’s future growth.”
     For the fourth quarter ended September 30, 2006, Agere reported GAAP net income of $13 million, or $0.08 per share, nearly double the net income of $7 million, or $0.04 per share, in the same period of 2005.
     For the full fiscal year of 2006, Agere’s non-GAAP* net income was $121 million, or $0.69 per share, compared to $72 million, or $0.41 per share, for fiscal 2005. On a non-GAAP basis, Agere’s fourth quarter of fiscal 2006 net income was $51 million, or $0.30 per share, versus $38 million, or $0.21 per share, in the year ago period.
     The following chart shows quarterly and annual revenue, including revenue from the licensing of intellectual property, by business segment:

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	Quarter Ended
	Sep 30	Jun 30	Sep 30	Fiscal Year
($ in millions)	2006	2006	2005	2006	2005
Storage	$146	$135	$158	$625	$620
Mobility	104	105	106	394	430

Consumer segment	250	240	264	1,019	1,050
Networking segment	138	142	152	551	626

Total	$388	$382	$416	$1,570	$1,676
Product and Customer Highlights
     Recent company highlights include:
•	Agere launched TrueNTRY™ X125 EDGE platform enabling entry-level cell phones to deliver CD-quality music.

•	Amoi Electronics announced shipments of six next-generation feature phones using Agere’s X115 EDGE platform.

•	Preamplifier revenue for the year increased 140 percent from fiscal 2005.

•	Samsung announced a new flash-HDD hybrid disk drive based on Agere’s read channel technology. This combination drive will reduce overall boot time, increase reliability and reduce power consumption, improving the end user experience.

•	Agere continues to make progress with TrueONE™ networking solutions, as a number of designs are ramping into production.
Outlook
     In the December quarter, the company expects to report revenues in the range of $365 million to $390 million. The company expects GAAP net income to be in the range of $0.08 to $0.13 per share. Non-GAAP net income* is expected to be in the range of $0.18 to $0.23 per share.
Earnings Webcast
     Agere Systems will host a conference call today at 8:30 a.m. EST to discuss its financial results and outlook. To listen to the conference call via the Internet, visit http://www.agere.com/webcast. Subsequent to the conference call, a replay will be available at the same web address.

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About Agere Systems
     Agere Systems is a global leader in semiconductors and software solutions for storage, mobility and networking markets. The company’s products enable a broad range of services and capabilities, from cell phones, PCs and hard disk drives to the world’s most sophisticated wireless and wireline networks. Agere’s customers include top manufacturers of consumer electronics and communications and computing equipment. Agere works to transform the performance of networks and consumer electronics by integrating systems knowledge and leading technology that enable people to stay connected — perfecting the connected lifestyle.
About Non-GAAP Financial Measures
     * Non-GAAP financial measures exclude gain or loss from the sale of, and income or loss from, discontinued operations; restructuring-related charges included in costs; primarily increased depreciation; certain other non-cash charges including equity compensation; net restructuring and other charges; purchased in-process research and development charges, amortization of acquired intangible assets, net gain or loss from the sale of operating assets, certain tax adjustments, cumulative effect of accounting changes, and certain nonrecurring charges. Reconciliations of non-GAAP financial measures used in this press release to corresponding GAAP amounts are attached.
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Agere, Agere Systems, and the Agere Systems logo are registered trademarks and TrueNTRY and TrueONE are trademarks of Agere Systems Inc.
This release contains forward-looking statements based on information currently available to Agere. Agere’s actual results could differ materially from the results stated or implied by those forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, our reliance on major customers and suppliers, our ability to keep pace with technological change, our dependence on new product development, price and product competition, availability of manufacturing capacity, customer demand for our products and services, and general industry and market conditions. For a further discussion of these and other risks and uncertainties, see our annual report on Form 10-K for the fiscal year ended September 30, 2005, and our quarterly report on Form 10-Q for the quarter ended June 30, 2006. Agere disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Operations
(Dollars in millions except per share amounts)

	Quarter Ended			Year Ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2006	2006	2005	2006	2005

Revenue	$388	$382	$416	$1,570	$1,676
Costs	202	188	227	808	1,012

Gross profit — $	$186	194	189	762	664
Gross profit — %	47.9%	50.8%	45.4%	48.5%	39.6%
Operating Expenses
Selling, general and administrative	48	56	54	225	234
Research and development	101	107	111	445	462
Amortization of acquired intangible assets	1	2	1	5	6
Purchased in-process research and development	—	—	—	—	55
Restructuring and other charges — net	22	6	5	87	24
Gain on sale of operating assets — net	—	(2)	(1)	(6)	(9)

Total operating expenses	172	169	170	756	772

Operating Income (Loss)	14	25	19	6	(108)
Other income — net	7	5	2	24	7
Interest expense	6	6	7	25	29

Income (Loss) before income taxes	15	24	14	5	(130)
Provision (benefit) for income taxes	1	(23)	7	(12)	(122)

Income (Loss) from continuing operations	14	47	7	17	(8)
Income from operations of discontinued business	—	—	—	4	—
Cumulative effect of accounting change (net of tax)	(1)	—	—	(1)	—

Net Income (Loss)	$13	$47	$7	$20	$(8)

Basic income (loss) per share information
Income (loss) from continuing operations	$0.08	$0.28	$0.04	$0.10	$(0.04)
Income from discontinued operations	—	—	—	0.02	—

Net income (loss)	$0.08	$0.28	$0.04	$0.12	$(0.04)

Weighted average shares outstanding — (in millions)	169	171	182	175	178

Diluted income (loss) per share information
Income (loss) from continuing operations	$0.08	$0.27	$0.04	$0.10	$(0.04)
Income from discontinued operations	—	—	—	0.02	—

Net income (loss)	$0.08	$0.27	$0.04	$0.12	$(0.04)

Weighted average shares outstanding — (in millions)	170	172	182	175	178

Agere Systems Inc.
Reconciliation of Non-GAAP to Unaudited GAAP Measures
(Dollars in millions except per share amounts)

	Quarter Ended			Year Ended
	Sep 30	Jun 30	Sep 30	Sep 30	Sep 30
	2006	2006	2005	2006	2005

Reconciliation of Non-GAAP Net Income to Net Income (Loss)
Non-GAAP Net Income	$51	$37	$38	$121	$72
Restructuring related charges, including increased depreciation	(1)	(2)	(26)	(5)	(139)
Stock-based compensation expenses (excludes $2 included in restructuring and other charges — net in Q1 2006)	(10)	(10)	—	(38)	—
Amortization of acquired intangible assets	(1)	(2)	(1)	(5)	(6)
Purchased in-process research and development	—	—	—	—	(55)
Restructuring and other charges — net	(22)	(6)	(5)	(87)	(24)
Expenses related to reverse split and loss on guarantee	—	1	—	1	(7)
Gain on sale of operating assets — net	—	2	1	6	9
Taxes excluded from Non-GAAP	(3)	27	—	24	142
Income from operations of discontinued business	—	—	—	4	—
Cumulative effect of accounting change (net of taxes)	(1)	—	—	(1)	—

Net Income (Loss)	$13	$47	$7	$20	$(8)

Reconciliation of Non-GAAP Net Income Per Share to Net Income (Loss) Per Share
Non-GAAP Net Income per share — diluted	$0.30	$0.22	$0.21	$0.69	$0.41
Restructuring related charges, including increased depreciation	(0.01)	(0.01)	(0.14)	(0.03)	(0.78)
Stock-based compensation expenses (excludes $0.01 included in restructuring and other charges — net in Q1 2006)	(0.06)	(0.06)	—	(0.22)	—
Amortization of acquired intangible assets	(0.00)	(0.01)	(0.00)	(0.03)	(0.03)
Purchased in-process research and development	—	—	—	—	(0.31)
Restructuring and other charges — net	(0.13)	(0.04)	(0.03)	(0.50)	(0.14)
Expenses related to reverse split and loss on guarantee	—	—	—	0.01	(0.04)
Gain on sale of operating assets — net	—	0.01	0.00	0.04	0.05
Taxes excluded from Non-GAAP	(0.02)	0.16	—	0.14	0.80
Income from operations of discontinued business	—	—	—	0.02	—
Cumulative effect of accounting change (net of taxes)	(0.00)	—	—	(0.00)	—

Net Income (Loss) per share — diluted	$0.08	$0.27	$0.04	$0.12	$(0.04)

Agere Systems Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in Millions)

	Sep 30	Jun 30
	2006	2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$406	$490
Accounts receivable	243	215
Inventories	116	135
Other current assets	33	24

TOTAL CURRENT ASSETS	798	864
Property, plant and equipment — net	402	421
Goodwill	196	196
Acquired intangible assets — net	10	11
Other assets	91	91

TOTAL ASSETS	$1,497	$1,583

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$152	$171
Other current liabilities	223	235

TOTAL CURRENT LIABILITIES	375	406
Long-term debt	362	362
Other liabilities	458	471

TOTAL LIABILITIES	1,195	1,239

STOCKHOLDERS’ EQUITY	302	344

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,497	$1,583

Agere Systems Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(Dollars in Millions)

	Three Months Ended
	Sep 30	Jun 30
	2006	2006

OPERATING ACTIVITIES
Net income	$13	$47
Less: Cumulative effect of accounting change	(1)	—

Income (Loss) from Continuing Operations	14	47

Adjustments to reconcile net income to net cash used by operating activities:

Restructuring and other charges — net of cash payments	5	(22)
Depreciation and amortization	29	28
Pension plan contributions	(31)	(35)
(Increase) decrease in receivables	(28)	12
Decrease (increase) in inventories	17	(6)
Decrease in accounts payable	(18)	(17)
Other operating activities — net	(14)	(19)

NET CASH USED BY OPERATING ACTIVITIES	(26)	(12)

INVESTING ACTIVITIES
Capital expenditures	(7)	(22)
Other investing activities	—	6

NET CASH USED BY INVESTING ACTIVITIES	(7)	(16)

FINANCING ACTIVITIES
Purchase of treasury stock	(55)	(100)
Principal repayments of long-term debt	—	(10)
Other financing — net	4	8

NET CASH USED BY FINANCING ACTIVITIES	(51)	(102)

Net decrease in cash and cash equivalents	(84)	(130)

Cash and cash equivalents at beginning of period	490	620

Cash and cash equivalents at end of period	$406	$490

Agere Systems Inc.
Unaudited Net Income (Loss) Per Share Guidance

Quarter Ending
Dec 31
2006

Non-GAAP Net Income (High End of Range)	$0.23
Non-GAAP Net Income (Low End of Range)	$0.18

Less: Restructuring and related costs	0.03
Stock-based compensation expenses	0.07
Amortization of acquired intangible assets	—

0.10

Net Income (High End of Range)	$0.13
Net Income (Low End of Range)	$0.08